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                                  ALLIANCE AGREEMENT

                                      NO. 350-148

                                       BETWEEN

                     INTERNATIONAL BUSINESS MACHINES CORPORATION
                                         AND
                           NETWORK COMPUTING DEVICES, INC.


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                                  ALLIANCE AGREEMENT

                                       BETWEEN

                     INTERNATIONAL BUSINESS MACHINES CORPORATION
                                         AND
                           NETWORK COMPUTING DEVICES, INC.



                                  TABLE OF CONTENTS



1.  ALLIANCE MANAGERS                                                        2

2.  ALLIANCE AGREEMENT STRUCTURE                                             4

3.  DEFINITIONS                                                              4

4.  PAYMENT                                                                  9

5.  COPYRIGHTS                                                               9

6.  PATENTS AND INVENTIONS                                                  13

7.  TERM AND TERMINATION                                                    15

8.  CONFIDENTIALITY                                                         17

9.  MARKETING DISCRETION                                                    17

10. INDEMNIFICATION                                                         17

11. DISPUTE RESOLUTION                                                      18

12. INSURANCE                                                               18

13. GENERAL                                                                 19



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                                  ALLIANCE AGREEMENT

                                       Between

                     International Business Machines Corporation
                                         and
                           Network Computing Devices, Inc.



                                    BASE AGREEMENT

This Alliance Agreement ("Agreement"), effective on the date last signed below, is agreed to by Network Computing Devices, Inc., a corporation of the State of California, with offices located at 350 North Bernardo Avenue, Mountain View, California 94043-4207 ("NCD") and International Business Machines Corporation, a corporation of the State of New York, with offices at 3605 Highway 52 North, Rochester, Minnesota 55901-7829 ("IBM").

                                       RECITALS


A. Whereas IBM is a supplier of computing systems for information processing, services and data communication applications.

B. Whereas NCD is a developer and manufacturer of computer display terminal products and NCDware allowing interoperability across networks to gain access to various applications.

C. Whereas this Alliance Agreement sets forth the terms and conditions by which NCD and IBM believe that an alliance between them for the development, manufacture, and support of an IBM network application terminal ("thin client") product will be mutually advantageous.

NOW THEREFORE, NCD and IBM agree as follows:


1.  ALLIANCE MANAGERS

    1.1  ALLIANCE MANAGERS'S RESPONSIBILITIES:

         The Alliance Managers will act as overall coordinators for the parties under this Alliance Agreement. Contacts with a party regarding issues relating to the terms of, or performance under, this Alliance Agreement, shall be made first with the Alliance Manager for that party. Either party may change the names and

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addressees set forth above upon notice to the other party in accordance with the terms hereof.

    1.2  NCD ALLIANCE MANAGER:

         Lorraine Hariton
         Network Computing Devices, Inc.
         350 North Bernardo Avenue
         Mountain View, CA 94043-4207

         TELEPHONE: (415) 694-0650
         TELEFAX:   (415) 961-6289

    1.3  IBM ALLIANCE MANAGER:

         Dean Hegrenes
         International Business Machines Corporation
         3605 Highway 52 North
         Rochester, MN 55901-7829

         TELEPHONE:  (507) 253-3530
         TELEFAX:  (507) 253-8684

    1.4  AUTHORITY TO COMMIT EXPENDITURES

         Each party understands and agrees that only certain persons are authorized on behalf of the other party to make commitments requiring the expenditure of money. With respect to IBM, only IBM procurement employees are authorized to make such commitments, and will do so only in writing. To obtain such commitment, NCD shall first contact the IBM Alliance Manager, who will be responsible for obtaining the written approval of the appropriate procurement employee. In the case of NCD, only the Alliance Manager is authorized to make such commitments, and will do so only in writing. The parties agree that they will take no actions in reliance upon any commitments requiring the expenditure of money, other than those explicitly described in this Alliance Agreement, without the express written authorization of the persons identified in this section as having the authorization to make such commitments.



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2.  ALLIANCE AGREEMENT STRUCTURE

    The Alliance Agreement (hereinafter "Alliance Agreement" or "Agreement") consists of this Base Agreement, which sets forth the basic terms and conditions of the Alliance Agreement, its Appendices, and one or more Articles, each of which may include attachments. Unless otherwise specified, references in the Alliance Agreement to the Base Agreement shall include any of its Appendices, and references to Articles shall include their attachments.

    The terms and conditions of this Base Agreement, including the definitions, will apply to each Article, unless otherwise specified in the Article. An Article may include additional terms and conditions that supersede terms and conditions of this Base Agreement for the purpose of that Article only.

    Except as otherwise specified in this Alliance Agreement, a reference to a section of this Alliance Agreement shall incorporate all subsections thereunder.

    Each party shall perform its respective tasks and obligations as set forth in this Base Agreement and in each Article.


3.  DEFINITIONS

    Capitalized terms in the Alliance Agreement have the following meanings. Unless otherwise specified in an Article, the definitions listed below apply to this Base Agreement and to all Articles.

    "APPEARANCE DESIGN" is the appearance presented by an object, formed in hardware or by software, that creates a visual impact or impression on an observer. "Appearance Design" refers to the ornamental and not the functional aspects of the object.

    "CHANGE OF CONTROL" shall be deemed to have occurred if:

         (a) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) other than the party, or a Subsidiary of the party, shall become the owner, directly or indirectly, beneficially or of record, of voting securities representing in excess of fifty percent (50%) of the total voting power of the party, or

         (b) any person, or group of persons acting in concert, shall otherwise directly or indirectly acquire control of the party.



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    "CODE" shall mean computer programming code and shall include both Object
    Code and Source Code.

         "OBJECT CODE" shall mean Code, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

         "SOURCE CODE" shall mean Code, other than Object Code, and related source code level system documentation, comments and procedural code, such as job control language, which may be printed out or displayed in human readable form.

    "DELIVERABLES" shall mean Materials and other materials provided to or prepared for IBM by NCD pursuant to this Alliance Agreement. Unless otherwise provided in an Article, Deliverables shall also include, in addition to any Code, Documentation, or materials specifically identified as Deliverables, any other code and documentation not listed in anArticle, but which implements or conforms to the description of Deliverables in Articles.

    "DERIVATIVE WORK" shall mean a work which is based upon one or more preexisting works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

    "DESIGN VERIFICATION TEST (DVT)" shall mean a test of Product and Deliverables conducted in NCD's engineering organization which will satisfy the requirements as defined in the Product Development Plan. This test does a complete and final verification of Product function, quality, performance, serviceability, conformance to IBM and industry standards and compliance to the specifications and drawings.

    "DEVELOPMENT ENVIRONMENT" shall mean any Code, Documentation, device, programming, media, and other materials, including compilers, workbenches, tools, and higher-level or proprietary languages, used by NCD or necessary for the development, maintenance and implementation of Deliverables.

    "DISTRIBUTORS" shall mean those entities generally utilized for the distribution of a party's products including, by way of illustration and not limitation, that party and/or its Subsidiaries and its and their subsidiaries, dealers, distributors and agents.

    "DOCUMENTATION" shall mean user manuals and other written works that relate to particular Code and hardware design, including works useful for design (for example,


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    specifications, logic manuals, flow charts, and principles of operation), and machine-readable text or graphic files subject to display or printout.

    "ENHANCEMENT" shall mean a change or addition to a Deliverable to change or improve its form, fit, function, or performance. Enhancements are in addition to the Deliverables described in Article 1-Development and to any changes or improvements performed within the scope of the Phase 1 and Phase 2 development tasks described in Article 1-Development.

         "CUSTOM ENHANCEMENTS" shall mean any Enhancements (a) that are useful only with or as part of an IBM Workstation Product, or (b) that the parties agree in writing (pursuant to the terms set forth in an Article) shall be developed or made by NCD for an IBM Workstation Product.

         "MAJOR ENHANCEMENTS" shall mean any Enhancements, other than Custom Enhancements, that:

         (a)  provide substantial additional value and utility, and

         (b) that result in works for which NCD charges its customers an additional payment in the form of (i) an upgrade fee for customers then currently using the applicable NCD product; or
              (ii) a license fee for a customer acquiring the latest version of the applicable NCD product containing such Enhancement.

         "BASIC ENHANCEMENTS" shall mean any Enhancements that are not Major Enhancements or Custom Enhancements.

    "ENGINEERING VERIFICATION TEST" (EVT) shall mean a preliminary test of a Product or Deliverable to verify function, quality, performance, serviceability, conformance to IBM and industry standards, and compliance with the functional specifications and drawings.

    "IBM MATERIALS" shall mean Original Deliverables that are either (1) specifically identified as IBM Materials in an Article, or (2) useful only with or as part of an IBM Workstation Product.

    "IBM WORKSTATION PRODUCT" shall mean any product, device, computer programming code or other thing that interoperates with or utilizes for the transfer of data, any one or more of the following: 3270 data stream, 5250 data stream, coax attachment, or twinax attachment. "IBM Workstation Product" includes, but is not limited to, Product as defined herein.



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    "INVENTION" shall mean any idea, design, Appearance Design, concept, technique, invention, discovery, or improvement, whether or not patentable, that is conceived or reduced to practice in either party's performance or activities under this Alliance Agreement.

    "JOINT INVENTION" is an Invention made by NCD Personnel and IBM Personnel jointly, within the meaning of United States Code, chapter 35, section 116.

    "LICENSED WORKS" shall mean Deliverables that are not IBM Materials.

    "MAINTENANCE MODIFICATIONS" shall mean any modifications or revisions, other than Enhancements, to Code or Documentation that correct any defects or provide any incidental corrections in such Code or Documentation.

    "MANUFACTURING VERIFICATION TEST" (MVT) shall mean a series of tests conducted to verify the ability of the manufacturing process and related procedures to consistently produce in a production environment and at the required quality level of a Product in quantities representative of a program's volumes.

    "MATERIALS" shall mean Code, Documentation, and the Development
    Environment.

    "MORAL RIGHTS" shall mean any personal rights that an author may have under applicable law which are separate and apart from the proprietary aspect of copyright, including, but not limited to, rights to identification of authorship, rights of approval on modifications or limitation on subsequent modification, and rights to withdraw a work from distribution.

    "ORIGINAL DELIVERABLES" shall mean Deliverables other than Preexisting Materials.

    "PERSONNEL" are a party's employees or subcontractors working under the Alliance Agreement.

    "PREEXISTING MATERIALS" shall mean any Materials that exist prior to the effective date of this Alliance Agreement, or that have been or will be licensed or otherwise acquired by NCD or developed by NCD outside the scope of this Alliance Agreement.

    "PRODUCT" shall mean a terminal comprised of electronic circuitry components, subassemblies, and Code which allows an individual user to connect to a computer server for the purpose of downloading, inputting, receiving, and processing data from the server, and which operates using NCD's NCDware Code or Derivative Works thereof.

    "PRODUCT DEVELOPMENT PLAN" shall mean a plan for how the project will be managed which will include, but not be limited to, major activities, labor, schedules, and checkpoints.


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    "PROTOTYPE UNIT" shall mean a product having the following minimum characteristics.

         *    Partial function
         *    Limited error recovery
         *    Limited initialization tests

    "RAISE" shall mean a test of a Product or Deliverable conducted in IBM's engineering and system tests organization which will satisfy the requirements as defined in the Product Development Plan. This test does a complete and final verification of Product and Deliverable function, quality, performance, serviceability, conformance to IBM and industry standards and compliance with functional specifications and drawings.

    "SUBSIDIARY" of a party means:

         a) a corporation, company or other entity more than fifty percent (50%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are now or hereafter owned or controlled, directly or indirectly, by that party, or

         b) a corporation, company or other entity that does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, if more than fifty percent (50%) of the ownership interest representing the right to make decisions for such corporation, company, or other entity is now or hereafter owned or controlled, directly or indirectly by that party, or

         c) in the case of an "S" corporation under the Internal Revenue Code of 1986, as amended, a Subsidiary shall include any entity controlled directly or indirectly by an individual owning or holding fifty percent (50%) or more of such "S" corporation's outstanding shares or securities. .

    Any such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or controls exists.

    "THIRD PARTY MATERIALS" shall mean Preexisting Materials in which third parties have rights.

    "GENERAL AVAILABILITY (GA)" shall mean the date at which IBM first ships production versions of Products developed pursuant to this Alliance Agreement in commercial quantities to customers who have ordered such Products through IBM's standard ordering processes. GA shall not be deemed to have occurred upon IBM's shipment of Products to customers or other third parties for use in development evaluation and testing and early shipment programs.


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    "INITIAL DESIGN FREEZE DATE" shall mean the agreed-upon date identified in
    Article 1-Development in which the there shall be no additional modifications to a the design of a particular Product prior to manufacture.

    "BILLS OF MATERIAL" OR "B/M" shall mean a list of mechanical and/or electrical parts, to the individual component level, needed to assemble a Product or FRUs.

    "FIELD REPLACEMENT UNIT" (FRU) shall mean an assembly that is replaced in its entirety if one of its components fails.

    "WORK AUTHORIZATIONS" (WAs) shall mean written or electronic purchase orders or other electronic transactions that are expressly identified as an authorization to perform work under Article 2-Manufacturing.

    "TOOLING" shall mean all the required tools and/or equipment that are unique to producing a Product.

    "SIX SIGMA QUALITY LEVEL" shall mean a proven, statistical approach that can achieve a zero defect process and a zero defect Product. It is a level of product quality achievement equivalent to 3.4 defects per million parts
    (PPM).

    "STATISTICAL PROCESS CONTROL" (SPC) shall mean the use of certain statistical techniques to analyse a manufacturing process in order to take appropriate actions to achieve and maintain a statistically controlled process and to improve the process capability of producing of parts with a Six Sigma Quality Level.

4.  PAYMENT

    NCD will invoice IBM, and IBM will pay NCD, according to the terms set forth in one or more Articles. All payments will be made in U.S. dollars. NCD will be responsible for applicable taxes, expenses, and payments to third parties that NCD owes unless specified otherwise in an Article.

5.  COPYRIGHTS

    5.1  GRANT OF LICENSE TO LICENSED WORKS

         Subject to the conditions and limitations set forth in sections 5.1.1 and 5.1.2 of this Base Agreement, NCD grants IBM a worldwide, copyright license to use, execute, reproduce, display, perform, transfer, market, distribute, and to make Derivative Works of, the Licensed Works (including audio and visual work

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         contained in or generated by such Licensed Works) for use in conjunction with Products. NCD grants IBM the right to authorize others to do any of the above, except that Derivative Works may be prepared only by IBM, its Subsidiaries, and vendors and subcontractors performing work for IBM and its Subsidiaries. Sublicenses to the Licensed Works granted by IBM to third parties shall contain terms consistent with IBM's standard practices for licensing or distributing IBM's own goods and services.

         IBM's license to Licensed Work that consists of Documentation shall be fully paid up upon the effective date of this Alliance Agreement. IBM's license to Licensed Work that consists of Code, other than Code contained only in Development Environment, shall be subject to a royalty as specified in Article 2 - Manufacturing, or in one or more other Articles.

         IBM's license rights granted in this section 5.1 shall be revocable by NCD only if IBM terminates the Alliance Agreement without cause prior to the date that IBM's minimum order quantity obligation takes effect pursuant to section 4.3 of Article 2-Manufacturing. Otherwise, the licenses granted hereunder shall be irrevocable notwithstanding termination or expiration of the Alliance Agreement.

         5.1.1     LICENSE TO IBM WORKSTATION PRODUCTS

                   IBM's license to transfer, market, distribute and sublicense those Licensed Works that are Original Deliverables shall be exclusive in the field of use with IBM Workstation Products. The other rights granted in section 5.1 shall be nonexclusive.

                   Without limiting other Materials that are considered Preexisting Materials under the terms of this Alliance Agreement, the parties specifically acknowledge that NCD's existing 3270 local client is considered a Preexisting Material.

         5.1.2     LICENSE TO SOURCE CODE OF LICENSED WORKS

                   IBM's license to the Source Code of Licensed Works is for IBM's internal use only. IBM shall not display, perform, transfer, market, distribute or sublicense, and shall not authorize others to make Derivative Works of, the Source Code of Licensed Works, except that IBM may display, perform, distribute, sublicense, and allow its vendors and contractors to prepare Derivative Works of, the Source Code solely for the purpose of allowing such vendors and subcontractors to provide services for IBM relating to such Source Code, including but not limited to development and support of Code. Where IBM utilizes such subcontractors and vendors, IBM shall

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                   have written agreements with such subcontractors and vendors sufficient to require them to comply with the licensing provisions herein and to treat the Source Code in accordance with AECI No. M96-2424. IBM shall obtain NCD's approval prior to allowing such Source Code to be used off IBM's premises by such subcontractor or vendor, and NCD will not unreasonably withhold such approval.

    5.2  GRANT OF LICENSE TO DEVELOPMENT ENVIRONMENT

         Except for Development Environment IBM provides NCD, within fifteen
         (15) days after the effective date of any Article or attachment thereto describing Deliverables having associated Development Environment, NCD will deliver to IBM a written list of all such Development Environment. NCD will deliver the listed Development Environment that are not commercially available concurrent with delivery of the associated Deliverables. NCD will update such written list for all changes to such Development Environment and promptly deliver updated Development Environment that are not commercially available.

         NCD grants IBM a nonexclusive, worldwide, copyright license to use, execute, reproduce, display and perform, and to make or have made Derivative Works of, all Development Environment (including audio or visual works contained in or generated by such Development Environment), except insofar as NCD's authority to grant such license is restricted or limited by one or more third party agreements for Third Party Materials contained within the Development Environment and where NCD discloses to IBM such restrictions or limitations within 15 days after the effective date of this Alliance Agreement. If IBM determines that any such disclosed agreements with third parties significantly effect IBM's rights to use the Development Environment for its intended purpose under this Alliance Agreement, IBM shall notify NCD and NCD shall promptly and diligently take steps to negotiate with such third parties for rights acceptable to IBM for the use of such Third Party Materials in the Development Environment.

         IBM's license rights granted in this section 5.2 shall be revocable by NCD only if IBM terminates the Alliance Agreement without cause prior to the date that IBM's minimum order quantity obligation takes effect pursuant to section 4.3 of Article 2-Manufacturing. Otherwise, the licenses granted hereunder shall be irrevocable notwithstanding termination.

    5.3  USE OF PREEXISTING MATERIALS IN DELIVERABLES

         Unless IBM and NCD agree otherwise in writing with respect to certain specified Preexisting Materials, NCD may include Preexisting Materials in Deliverables only if such materials (1) are owned by NCD, or (2) are licensable by NCD to IBM, its

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         Distributors and their customers under the terms of this Alliance
         Agreement with no additional restrictions or requirements. Within fifteen (15) days after the effective date of any Article or attachment thereto describing Deliverables that will contain Third Party Materials, NCD shall deliver to IBM a written list of such Third Party Materials and shall provide IBM with copies of all license agreements relating to such Third Party Materials. All Preexisting Materials in Deliverables are deemed Licensed Works.

    5.4  REGISTRATION OF LICENSED WORKS

         NCD is responsible for copyright registration, maintenance and enforcement of all Licensed Works. NCD authorizes IBM to act as its agent in the copyright registration of the Licensed Works. In the event IBM uses such authority to register a copyright on behalf of NCD, IBM will promptly notify NCD of such registration. This section does not authorize IBM to act as NCD's agent for any other purpose.

    5.5  RIGHTS IN IBM MATERIALS AND CUSTOM ENHANCEMENTS

         All IBM Materials and Custom Enhancements shall be owned exclusively by IBM and shall be deemed works made for hire. To the extent any IBM Materials or Custom Enhancements may not, by operation of law, be deemed works made for hire, NCD hereby assigns to IBM ownership of copyright in such items. IBM shall have the right to obtain and hold in its own name copyrights, registrations, and similar protection which may be available in such IBM Materials and Custom Enhancements. NCD agrees to give IBM or its designees all assistance required to perfect such rights, including the execution of any necessary documents.

    5.6  CERTIFICATE OF ORIGINALITY

         Within sixty (60) days after the effective date of any Article or attachment thereto, and at such other times as IBM may reasonably request, NCD shall deliver to IBM a Certificate of Originality with respect to any Preexisting Materials to be included in the Deliverables listed in such Article, substantially in the form set forth in "Appendix A - Sample Certificate of Originality." Upon delivery of Deliverables to IBM, NCD shall submit an additional Certificate of Originality for such Deliverables.

    5.7  MORAL RIGHTS

         NCD shall obtain a written agreement to waive and not to assert any Moral Rights, including any right to identification of authorship, rights of approval on modifications or limitation on subsequent modification, from any person or entity

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         having Moral Rights with respect to any Deliverables hereunder.  NCD hereby waives and agrees not to assert any Moral Rights, including any right to identification of authorship, rights of approval on modifications or limitation on subsequent modification, NCD has or may have in Deliverables.

    5.8  TREATMENT OF THIRD PARTY MATERIALS

         In rendering performance pursuant to this Alliance Agreement, NCD shall comply at all times with all restrictions and covenants applicable to Third Party Materials. NCD shall bear the responsibility and expense of negotiating and obtaining any rights in Third Party Materials necessary to fulfill its obligations under this Alliance Agreement. Except as mutually agreed in writing by the parties, NCD shall have sole responsibility for payment of all royalties and other charges with respect to Third Party Materials, including royalties, charges, and payments for the licenses granted in section 5.1. If IBM is not satisfied that NCD has sufficient rights with respect to any such Third Party Materials or that NCD has assumed and discharged its responsibility for related royalties and other charges, IBM may, at its election and without limiting its other rights, suspend further action or payment or both upon notifying NCD of the problem. Such suspension shall end when the problem is remedied.

         Nothing herein shall restrict IBM from dealing directly with any third party with respect to such Third Party Materials or any other product or service. Provided, however, that if IBM continues to distribute the Third Party Materials after any third party claim for royalties or other charges has been raised and such matter has not been resolved within 30 days after IBM notifies NCD of such claim, IBM may either
         (i) place any payment due NCD under this Article in escrow pending resolution of said third party claim, or (ii) pay NCD all amounts due hereunder, less deductions for (a) any royalty payments made by IBM to such described third parties which are NCD's responsibility hereunder but which NCD has not paid and (b) IBM's reasonable, documented administrative costs in connection with making such royalty payments which are otherwise NCD's responsibility.

    5.9  CONFIRMATION

         Promptly upon request by IBM, NCD agrees to confirm IBM's rights in Deliverables identified by IBM by execution and delivery of a written confirmation in such form as IBM may reasonably require.



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6.  PATENTS AND INVENTIONS

    6.1  PATENT LICENSE

         NCD hereby grants to IBM and its Subsidiaries, sublicensees and customers, direct and indirect, a royalty free, worldwide, irrevocable, nonexclusive license under any patent or patent applications owned or licensable by NCD during the term of this Alliance Agreement to make, have made, use, have used, lease, sell, and/or otherwise transfer Deliverables, including Derivative Works thereof, and to practice or have practiced any process or method involving the use of any Deliverable.

    6.2  RIGHTS IN INVENTIONS

         Each party shall own Inventions made by its own Personnel, except for Joint Inventions and Inventions relating to Appearance Designs.

         6.2.1     INVENTIONS SOLELY BY  EITHER PARTY'S PERSONNEL

                   Each party will disclose in writing to the other at least quarterly during the term of the Alliance Agreement each Invention made solely by its Personnel together with an explanation of why the disclosing party believes it to be an Invention. NCD will identify all countries in which it will seek patent protection for each Invention. NCD authorizes IBM to act as its agent in obtaining patent protection for the Invention in countries where NCD does not seek patent protection, and IBM will promptly notify NCD in writing upon the filing of any patent application. NCD grants to IBM an irrevocable, nonexclusive, worldwide, paid-up license under these Inventions and patents issuing on and patent applications filed on these Inventions, to make, have made, use, have used, sell, license or transfer items and to practice and have practiced methods, all in conjunction with Products.

         6.2.2     JOINT INVENTIONS

                   Both parties will jointly own all Joint Inventions and resulting patents. Either party may license others under Joint Inventions and patent applications filed on, or patents issuing from, them without consent from or accounting to the other.

                   When both parties equally share the costs associated with seeking patent protection, IBM will prepare the patent application, unless agreed to otherwise. IBM will advise NCD of the status of the application, and the

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

                   parties will work together to complete such application. If either party decides not to equally share the costs of seeking or maintaining patent protection in a Joint Invention, the other party may do so at its own expense.
                   The paying party will control the obtaining of, and maintenance of, such patents. The non-paying party will provide reasonable assistance and have required documents signed at the request and expense of the paying party.

         6.2.3     APPEARANCE DESIGNS

                   Unless agreed otherwise in writing, NCD assigns to IBM all Inventions, and patents issuing on them, relating to an Appearance Design of a Product. NCD will, at IBM's expense, assist in the filing of patent applications on these Inventions and have required documents signed.

         6.2.4     NO OTHER PATENT LICENSES

                   Except as expressly granted in this Alliance Agreement, neither party grants the other party any rights in any patents or patent applications.

7.  TERM AND TERMINATION

    The initial term of this Alliance Agreement shall begin on the effective date and end on December 31, 1998 (the "Initial Term"). Termination or expiration of the Alliance Agreements shall terminate all Articles except to the extent that an Article expressly states otherwise. This Base Agreement will remain in effect for any Article or part thereof that remains in effect after termination or expiration of the Alliance Agreement until that Article fully expires or is terminated.

    7.1  IBM'S RIGHT OF RENEWAL

         IBM shall have the right to renew this Alliance Agreement through December 31, 2000, by providing NCD with notice of renewal no later than March 1, 1998. Except as otherwise specified in one or more Articles or negotiated and agreed to in writing by the parties, all terms and conditions of this Alliance Agreement, including definitions, shall continue to apply throughout such renewal term.

    7.2  IBM'S OBLIGATION TO RENEW CERTAIN ARTICLES

         Any obligation of IBM to renew any Article of this Alliance Agreement beyond the Initial Term shall be specified in the Article to which such obligation applies.


- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 15 OF 24

    7.3  IBM'S RIGHT TO TERMINATE WITHOUT CAUSE

         IBM shall have the right to terminate this Alliance Agreement without cause at any time by providing NCD with sixty (60) days written
         notice.   IBM's obligations, upon termination, if any, may be included in one or more Articles.

    7.4  TERMINATION FOR CAUSE

         Either party may terminate this Alliance Agreement for cause, without any liability or obligation to compensate the other, in the event that:

              the other party materially breaches the Alliance Agreement, and such breach is not cured within 60 days after the notice of termination is received; or

              the other party becomes insolvent, files or has filed against it a petition in bankruptcy, or undergoes a reorganization pursuant to a petition in bankruptcy filed with respect to it; or

              the other party is dissolved or liquidated or has a petition for dissolution or liquidation filed with respect to it; or

              the other party ceases ongoing business operations; or

              the other party enters into any voluntary or involuntary receivership, or upon the appointment of a receiver by a court; or

              there is a Change of Control of the other party.

         Termination for any of the above causes shall take effect immediately upon notice from the terminating party, except that (1) termination for breach shall be effective sixty (60) days after the notice of termination describing the breach is received and shall not take effect if the breach is cured prior to such effective date, and (2) termination solely for involuntary bankruptcy shall take effect 60 days after the service of the involuntary bankruptcy petition is filed, unless such petition is dismissed within this 60 day period, in which case the termination shall not take effect. In all cases, the cause for termination shall be stated in the notice.

    7.5  SURVIVAL OF CERTAIN PROVISIONS AFTER TERMINATION

         The following provisions of this Base Agreement shall survive beyond expiration or termination of this Alliance Agreement: Section 5 (excluding 5.6), Section 6, Section 8, Section 9, Section 10, Section 11, Section 12 (to the extent specified

- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 16 OF 24
         therein), Section 13 (excluding 13.12), and all applicable definitions of this Base Agreement, shall survive such expiration or termination.
         In addition, terms in Articles may survive termination or expiration to the extent specified in such Article.

8.  CONFIDENTIALITY

    The treatment of either party's confidential information will be governed by AECI No. M96-2424 and all supplements thereto.

9.  MARKETING DISCRETION

    Except where marketing rights are expressly restricted in this Alliance Agreement, the parties shall retain full freedom and flexibility concerning the marketing of their products, including the decision whether to market or discontinue marketing of products, and the decision of what level of marketing effort to be undertaken. Neither party undertakes any obligation to announce or market any products. Nothing in this Alliance Agreement shall be construed as creating any obligation of "best efforts" or other level of marketing effort.

10. INDEMNIFICATION

    NCD, at its own expense, will settle or defend, and will pay any damages, costs, attorneys' fees or fines as may be assessed by a court of competent jurisdiction with respect to all proceedings, threats of proceedings, or claims against IBM, its Distributors and their respective customers, for the infringement or alleged infringement by Products or Deliverables furnished under this Alliance Agreement or any part or use thereof, of patents (including utility models and registered designs), mask work rights, trade secrets, or copyrights in the following countries: the United States of America, member states of the European Community, Japan, Canada, and any other country where NCD, its Subsidiaries, Distributors or affiliates, heretofore have furnished similar goods in substantial quantities or have directly conducted their business with respect to NCD products. IBM shall provide prompt notice to NCD of any such proceeding or claim of which it becomes aware and at NCD's expense, shall provide information and assistance that NCD may request in connection with the defense and settlement of any such proceeding or claim.

    NCD shall not have any liability hereunder for infringement or alleged infringement resulting solely from (i) required compliance by NCD with engineering drawings or manufacturing instructions or specifications originating with or furnished by IBM (ii) alteration of Products or Deliverables by persons other than NCD, or (iii) use of the


- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 17 OF 24

    Products or Deliverables in combination with goods or services not provided by NCD unless the Products or Deliverables contributorily infringe.

    Each party will promptly notify the other in writing if it becomes aware of any patent, copyright, trade secret, mask work right, or other right of a third party which the Products or Deliverables furnished under this Alliance Agreement may infringe or violate.

    The indemnification provisions herein shall in no way limit or restrict either party's right to indemnity, contribution, or other remedies availables against the other as provided by statute or common law.

11. DISPUTE RESOLUTION

    Each party will promptly notify the other party's Alliance Manager of any dispute with the other party under or regarding this Alliance Agreement, and will further promptly notify the other party's respective Article Coordinator of any dispute with the other party under or regarding an Article of this Alliance Agreement. The parties will negotiate in good faith to resolve any dispute between them regarding this Alliance Agreement. If the dispute cannot be settled by the Article Coordinators and/or the Alliance Managers, both parties agree to engage their executives in an attempt to resolve the matter before bringing action in a court of law.

    Except for actions brought to enforce the provisions involving intellectual property rights and indemnification, no actions, regardless of form, arising out of or in connection with performance or transactions covered by this Alliance Agreement may be brought by either party more than two (2) years after the cause of action has accrued. The running of this period is not tolled during the time, if any, the parties are engaged in any effort to resolve any dispute, unless the parties specifically agree in writing to toll such period.

12. INSURANCE

    NCD will maintain Commercial General Liability insurance at its own expense with minimal coverage for two years following expiration or termination of the Alliance Agreement in the amount of $1,000,000, with an aggregate liability of $10,000,000 per event. This coverage includes:

    (a) "Contractual Liability" NCD responsible for under the Alliance Agreement, and

    (b)  "Products and Completed Operations."


- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 18 OF 24

    NCD remains liable for any damages, including but not limited to damages in amounts above the stated minimal coverage of this section.

    The insurance will provide that the insurer notify IBM at least 30 days before any non-renewal, cancellation or other material change in your coverage. NCD will name IBM as an additional insured. NCD will provide IBM with a certificate of insurance as proof of this minimal coverage on request.


13. GENERAL

    13.1 INDEPENDENT CONTRACTOR

         IBM and NCD each represent and warrant to the other that its efforts in relation to this Alliance Agreement shall be as an independent contractor. Nothing contained in this Alliance Agreement shall constitute the parties as entering upon a joint venture or partnership, or shall constitute either party the agent for the other party, or be construed as creating the relationship of employer and employee, master and servant, or any similar relationship for any purpose or any sense whatsoever. NCD and IBM and their employees shall have no authority to bind or make commitments on behalf of the other party for any purpose and shall not hold itself or themselves out as having such authority. Each party shall have sole responsibility for the supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), worker's compensation benefits, and the like of its personnel.

    13.2 FREEDOM OF ACTIVITY

         Except as explicitly stated in this Alliance Agreement with regard to license or confidentiality restrictions, this Alliance Agreement shall not prevent either party from entering into any agreement with any third party or developing, manufacturing and/or selling any product or service even if it competes with the other party's products or services, or any product developed under this Alliance Agreement.

    13.3 FORCE MAJEURE

         Neither IBM nor NCD shall be in default or liable for any delay or failure of compliance with this Alliance Agreement due to an act of nature, public enemy, government action, or freight embargo beyond the control of the defaulting party and the defaulting party shall provide the nondefaulting party immediate notice of any such anticipated delay or failure of compliance; provided, however, that any such act shall not relieve the defaulting party's obligations hereunder and such

- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 19 OF 24
         party hereby agrees to perform its obligations as soon as practicable after the conditions causing such delay or failure have subsided.

    13.4 LAWS

         Each party shall, at it's own expense, comply with applicable governmental laws, statutes, ordinances, administrative orders, rules or regulations relating to its duties under this Alliance Agreement and shall procure all licenses and pay all fees and other charges required thereby.

         To the extent applicable, each party will comply with Executive Order 11246 of the President of the United States on Equal Employment Opportunity and the Occupational Safety and Health Act of 1970.

    13.5 NOTICES

         All notices to a party under this Alliance Agreement shall be delivered to that party's Alliance Manager at the address stated in this Base Agreement. All notices to a party under an Article shall be delivered to that party's Article Coordinator at the address specified in the Article.

         All notices required or permitted to be given under this Alliance Agreement or under an Article shall be in writing.

    13.6 NO OTHER LICENSES

         No licenses shall be implied by this Alliance Agreement other than those specifically set forth herein.

    13.7 PUBLICITY

         Except as required by law, NCD will not, without IBM's prior approval, with such approval not to be unreasonably withheld, issue press releases or other publicity regarding the Alliance Agreement or the parties relationship to it.

         If the joint activities of the parties or general terms and conditions of this Alliance Agreement are to be publicly announced by mutual agreement by the parties, procedures and restrictions for disclosure will be jointly agreed to in writing prior to any disclosure.



- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 20 OF 24

    13.8 SEVERABILITY

         If any provision of this Alliance Agreement is for any reason found to be ineffective, unenforceable or illegal, such condition shall not affect the validity or enforceability of any of the remaining portions thereof. The parties shall negotiate in good faith to replace any ineffective, unenforceable or illegal provision with an effective replacement as soon as is practical.

     13.9 SUBSIDIARIES

         Except as explicitly stated otherwise in this Alliance Agreement, the rights and licenses granted under this Alliance Agreement shall apply to a party's Subsidiaries so long as such Subsidiaries agree to comply fully with the obligations imposed on that party. Each party shall remain fully responsible for actions and omissions of its Subsidiaries relative to rights granted under this Section.

    13.10 TAXES

         Each party shall be responsible for the payment of any taxes and duties imposed on such party arising out of its performance hereunder. Without limiting the foregoing, the parties specifically agree that IBM shall be responsible for all taxes and duties associated with its distribution of Products to its customers.

    13.11 TRADEMARK USAGE

         Nothing in this Alliance Agreement shall imply the grant to a party of a license to use any trademark or service mark of the other party. Such a grant may only be made by explicit statement in this Alliance Agreement.

    13.12 TRANSFER OR ASSIGNMENT

         Neither party may transfer, assign, or sell any right or obligation under this Alliance Agreement, except as expressly provided herein, without the prior written consent of the other, except IBM may assign its obligations to an IBM Subsidiary upon written notice to NCD.

         NCD may not subcontract any part of the work to be performed under this Alliance Agreement without the prior written consent of IBM. Purchase of services or components normally purchased by NCD, and use of on-site contract Personnel, will not be construed as an assignment or subcontract. The parties agree that IBM's written approval for the subcontracting of any part of the work will not relieve NCD of the responsibility for subcontractor performance. IBM will not unreasonably withhold its consent.

- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 21 OF 24

         Any act of derogation of the foregoing shall be null and void and may be deemed a material breach of this Alliance Agreement.

    13.13 WAIVER

         The waiver of any term, condition, or provision of this Alliance Agreement by either party must be in writing. No such waiver shall be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

    13.14 WARRANTIES

         The following warranties are in addition to any other warranties described in one or more Articles:

         13.14.1   NO CONFLICT

                   Each party represents and warrants that it is under no obligation or restriction, or will it assume any such obligation or restriction, that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning each party's performance under this Alliance Agreement or would restrict any of the rights and licenses granted to the other party herein.

         13.14.2   NO INFRINGEMENT

                   NCD represents and warrants that no valid copyright, mask work, or trade secret right of a third party would be infringed by any Deliverables provided to IBM under this Alliance Agreement. NCD represents and warrants that it has the right and power to enter into and perform under this Alliance Agreement and under the Articles.

         13.14.3   INTERFERING CODE

                   NCD represents and warrants that the Deliverables do not contain any Code that is intentionally constructed with the purpose of damaging, interfering with or otherwise adversely affecting Code, data files, or hardware without the consent and intent of the computer user. NCD shall establish and enforce commercially reasonable procedures, which shall be reviewed with IBM at IBM's request, to prevent any such Code from being incorporated by NCD's Personnel into Deliverables and shall promptly notify IBM

- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 22 OF 24
                   of any knowledge or suspicion of NCD's that any such materials have been incorporated in any Deliverables.

         13.14.4   NO IMPLIED WARRANTIES

                   No warranties other than those expressly set forth in this Alliance Agreement (including this Base Agreement and Articles) shall be implied.

    13.15 LIMITATION OF LIABILITY

         Neither party shall be liable to the other for any consequential damages, incidental damages, or special damages (including loss profits, lost savings, loss of business, or interruption of business) even if informed that they may occur. This limitation does not apply to liabilities for indemnity to the extent such damages are included in settlements and court awards.

    13.16 GOVERNING LAW/FORUM

         This Alliance Agreement and the performance of the parties thereunder shall be construed in accordance with and governed by the substantive laws of the United States of America and the State of Minnesota which pertain to agreements executed in, and fully performed within, the State of Minnesota. Any proceeding to enforce, or to resolve disputes arising under or relating to this Alliance Agreement shall be brought before a court of competent jurisdiction in the State of Minnesota, including a Federal District Court sitting within the State. The parties hereby expressly waive any right to a jury trial and agree that any proceedings related to this Alliance Agreement shall be tried by a judge without a jury, regardless of the type or form of the action.

    13.17 EXECUTION AND MODIFICATION

         Execution of this Alliance Agreement shall be by signature of an authorized representative of each party. This Alliance Agreement may only be modified in a writing executed by authorized representatives of both parties or their designees.

    13.18 ENTIRE AGREEMENT

         This Alliance Agreement along with AECI No. M96-2424 and its supplements, set forth the entire agreement and understanding between the parties as to their subject matter and merge all prior discussions and agreements between the parties, whether oral or written, related to the subject matter of the alliance.

- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 23 OF 24

         Neither party relies on any promises, inducements, representations made by the other or expectations of more business dealings except as expressly provided in this Alliance Agreement. The Alliance Agreement accurately states our business agreement.



- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 24 OF 24

IN WITNESS WHEREOF, each party has reviewed this Agreement and each party has executed this Agreement by signature of its authorized representative.



NETWORK COMMUNICATION DEVICES, INC.         INTERNATIONAL BUSINESS MACHINES
                                            CORPORATION



Signature /s/ Lorraine Hariton              Signature /s/ Bhawnesh C. Mathur
         -------------------------------              -------------------------

Printed Name   Lorraine Hariton             Printed Name   Bhawnesh C.  Mathur
            ----------------------------                 ----------------------

Printed Title V.P. of Strategic Accounts         Printed Title Dir. of
             ---------------------------         Procurement, IBM Server Group
                                                 -----------------------------

Date      6/27/96                                     Date      June 27, 1996
    ------------------------------------                  --------------------



- --------------------------------------------------------------------------------
                                                    BASE AGREEMENT-PAGE 25 OF 24

                              IBM-NCD ALLIANCE AGREEMENT

                                     NO. 350-148



                                      ARTICLE 1

                                     DEVELOPMENT

                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT


This Article 1, effective on the date last signed below, is agreed to by Network Computing Devices Corporation ("NCD"), a corporation of the State of California, with offices located at 350 North Bernardo Avenue, Mountain View, California 94043-4207 and International Business Machines Corporation ("IBM"), a corporation of the State of New York, with offices at 3605 Highway 52 North, Rochester, Minnesota 55901-7829.

                                       RECITALS

A. NCD and IBM have entered into an alliance between them in the area of an IBM network application terminal ("thin client") Product.

B. This Article describes, among other things, terms and conditions of development and describes Deliverables.

1.  ARTICLE COORDINATORS

    1.1  NCD ARTICLE 1 COORDINATOR:

         Philip R. Graham
         350 North Bernardo Avenue
         Mountain View, CA 94043-4207

         TELEPHONE: (415) 919-2796
         TELEFAX:   (415) 961-6289

    1.2  IBM ARTICLE 1 COORDINATOR:

         Ordean F. Hegrenes
         International Business Machines Corporation
         3605 Highway 52 North
         Rochester, MN 55901-7829

         TELEPHONE:  (507) 253-3530
         TELEFAX:  (507) 253-8684



- --------------------------------------------------------------------------------
                                                          ARTICLE 1-PAGE 1 OF 13

                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

    1.3  DUTIES OF ARTICLE COORDINATORS

         The Article Coordinators will act as overall coordinators for the parties under this Article. Each party will advise the other in writing of any change regarding its Article Coordinator.


2.  GENERAL DESCRIPTION

    This Article sets forth the terms and conditions under which the parties will jointly develop a "thin client" terminal Product for IBM, which is intended to be positioned as a network computer terminal and as a replacement for existing non-programmable type terminals. This terminal Product will contain graphical user interface ("GUI") capabilities, download capabilities from various servers, including AS/400, S/390, RS/6000, and PC servers, and shall utilize network computing technologies such as web browsers, and JAVA applets.

    The "thin client" terminal Products shall be composed of a logic unit with microprocessor, memory, connectivity interface (Token Ring, Ethernet, twinax, coax, serial, and others), power supply, and enclosures. There will be multiple models of the "thin client" Product that will accomodate differing using system and customer requirements. The unit would attach to IBM PC Company selected keyboard models, mice, and standard displays of VGA/XGA and better.

    The IBM "thin client" terminal Product shall be based on existing and enhanced versions of NCD's EXPLORA (WILDCAT) product, and will operate using a modified version of NCD's NCDware Code, boot code loaded in programmable devices, and certain other NCD software licensed to IBM. The Product will remotely load the Code that provides functionality from the server it is logically attached to. This software would provide a basis for emulation of existing devices (e.g. 5250, 3270) as well as extend the
    functionality with web browsers, [    ], and other Code.

    The initial development of the Product shall be comprised of two phases. The following is a general description of the Phase 1 and Phase 2 versions of the Product and their contemplated availability dates:

         PHASE 1 VERSION (LAN VERSION)

         The Phase I Product will be comprised of the following function:

         *    WILDCAT product enhancement version of the EXPLORA NCD device

- --------------------------------------------------------------------------------
                                                          ARTICLE 1-PAGE 2 OF 13

[ ] Confidential Treatment Requested

                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

         *    [                               ]
         *    [                                          ]
         *    [                                       ]
         *    [
                                      ]
         *    [                                                ]
         *    [                     ]
         *    [                                                        ]
         *    [                                                                ]
         *    [                                                              ]
         *    [                                     ]
         *    [
                      ]
         *    NCDware 4.1 or later version
         *    [            ]
         *    [                       ]
         *    [                                    ]
         *    [
                           ]

         Although the [             ] application is not a Deliverable within
         Phase 1 and Phase 2, compatibility shall be provided with the [
                  ] application for the the Phase I, Phase II, and follow on products.

         It is intended that limited shipments of the Phase 1 version of Products to IBM's customers for development evaluation and early ship programs, and General Availability of the Phase 1 version of the Product, will occur in the fourth calendar quarter of 1996.

         PHASE 2 VERSION OF PRODUCT

         The Phase 2 Product will be comprised of the Phase 1 Product, plus the following functional additions to the Product family, including the integration of the host programming support into the base operating system (AS/400 specifically):

         *    [                                    ]
         *    [                      ]
         *    [                   ]
         *    [                     ]
         *    [
                                ]
         *    [                     ]


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                                                          ARTICLE 1-PAGE 3 OF 13

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

                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

         *    [
                              ]
         *    [                       ]
         *    [                                    ]
         *    [                           ]
         *    [                                                  ]

         Although the [             ] application is not a Deliverable under
         Phase 1 and Phase 2, compatibility shall be provided with the [
                  ] application for the Phase I, Phase II, and follow on Products.

         It is intended that General Availability of the Phase 2 version of the Product will occur in July of 1997.


3.  NCD'S RESPONSIBILITIES

    NCD shall perform the following tasks and provide IBM with the following Deliverables as set forth below:

    3.1  TASKS

         In accordance with this Article, and with IBM's advice and joint development, NCD will develop for IBM a cost and performance effective Product for use in IBM's server system platform product lines (ie. AS / 400, RS/6000, S/390, and PC servers) in accordance with the Phase 1 and Phase 2 descriptions set forth above and other specifications set forth in the Product Development Plan. Included but not necessarily all inclusive, are the following tasks.

         *    Specific joint design, development and testing of the Product
         * Assist IBM in ensuring that Product design will meet IBM Corporate instructions and standards as identified and validated by IBM.
         *    [                   ]
         *    [
                                                     ]
         * Development activities necessary to ensure Bi-Directional keyboard support.
         *    Provide support and assistance to IBM for IBM-conducted testing
         * Conduct unit level Engineering Verification Testing and Design Verification Testing and report test results.

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

                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

         * NCD shall give IBM the documentation and support necessary to obtain necessary agency and government approvals.
         *    Provide Product Engineering support for Product
         *    [


                                                             ]
         * Conduct compatibility testing to ensure functionality is maintained commensurate with changes to the supported network computer functions.
         *    Provide support for token ring device driver.
         *    Provide L3 support for early shipment programs.
         *    Provide a local printer support and JAVA local print support.
         *    [                                                   ]
         *    Provide consultation and design support (HW and SW) to IBM
         *    Setup of IBM-owned Sun systems with NCD Development Environment
         * Education of IBM development personnel on NCDware internals, tools, architecture, processes, procedures.
         *    [                                                        ]
         *    [

                                 ]
         *    [
                      ]
         * Other tasks determined by the parties to be necessary for development the Products specified herein according to the schedules specified herein or in the Product Development Plan.

    3.2  DELIVERABLES

         NCD shall provide the following Deliverables to IBM:

         3.2.1     CODE

         The following Code shall be provided to IBM. Unless otherwise specified, all Code provided shall be provided in Source Code and Object Code forms:

              *    [
                                                          ]
              *    [                       ]
              *    [                                                   ]
              *    [                    ]


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                                                          ARTICLE 1-PAGE 5 OF 13

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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

              *    [                                                        ]
              *    [
























                                     ]
              *    [


                             ]

              [      ]

              Although NCD's implementation of [     ] is not considered to be a
              Deliverable within the scope of Phase 1 and Phase 2 development described above, NCD agrees that upon IBM's request it will make good faith efforts to acquire appropriate license rights to allow
              [     ] to be added as a Licensed Work under Phase 1  of
              development solely for the purpose of supporting the [        ]
              browser, provided IBM agrees to pay third-parties royalties
              resulting from IBM's use of such [     ] software licensed by

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                                                          ARTICLE 1-PAGE 6 OF 13

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

                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

              NCD. Other than such third-party royalties that may be necessary,
              NCD will not charge IBM any separate fee for providing [     ] in
              support of the [        ] browser.

              [                    ]

              NCD agrees that it will work in good faith with IBM to acquire appropriate license rights to allow its implementation of the
              [                     ] to be added as a Licensed Work under Phase
              1 of Development. NCD agrees to license the [       ] to IBM under
              the licensing terms of this Alliance Agreement if such rights exist or are obtained, provided that IBM shall be responsible for third-parties royalties, if any, resulting from IBM's use of such software licensed by NCD.

    3.2.2     DEVELOPMENT ENVIRONMENT

              NCD shall provide all Development Environment for other Deliverables herein. NCD shall be responsible for providing all equipment necessary for its performance under this Article. IBM may loan or otherwise supply unique IBM equipment.
              Determination of need will be evaluated on a case-by-case basis. IBM will provide a loan of an AS/400 and necessary training through a separate equipment loan agreement.

    3.2.3     DOCUMENTATION

              * NCD's Bill of Material (B/M) for Products to be supplied by NCD.
              * A complete list of NCD's approved suppliers for each component of the Product.
              *     All NCD documentation source files for Products and
                   Deliverables, including user manuals, installation guides, and system administrator manuals. (For use in IBM publications).
              *     NCD development documentation files for Products and
                   Deliverables. (For development and support group education and reference).
              * Design documentation for Products (both hardare and software).
              *    Educational materials in support of skills transfer classes.
              * A source paper to be used as input to existing service and customer documentation.
              * Specifications for components, hardware, circuits, and function used by NCD in its Product development.
              *    Other documentation deemed necessary by IBM or by NCD for

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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

                    development of the Phase 1 and Phase 2 Products.


4.  IBM'S RESPONSIBILITIES

    IBM is responsible for the following tasks, in which NCD shall assist as requested by IBM:

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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

                                      ]
              *    [
                           ]


5.  PRODUCT DEVELOPMENT PLAN AND DEVELOPMENT SCHEDULES

    5.1  PRODUCT DEVELOPMENT PLAN

         The parties shall use best efforts to mutually agree to and complete a Product Development Plan covering Phases 1 and 2 of the Product development within 30 days after execution of this Article. The Product Development Plan shall include schedules designed to meet the intended GA timelines described in the Phase 1 and Phase 2 overviews in the General Description Section of this Article, however, actual schedules will be mutually agreed to by the parties. The Product Development Plan for Phase 1 Product shall be firm at that time to allow meeting the initial hardware design freeze date and the limited shipment and GA timelines. The Product Development Plan for Phase 2 shall contain the schedules and plans for completion of the key checkpoints required to meet the Phase 2 General Availability plan dates and shall be subject to further enhancement and modification. Such Product Development Plan shall be an attachment to this Article and shall be signed by the Article 1 Coordinators. The Product Development Plan shall describe the details of the development tasks, development schedules and milestones, function and content of Deliverables, design verification testing, acceptance criteria for Deliverables, and other items deemed appropriate for efficient management of the development process. The parties shall comply with the Product Development Plan.

    5.2  INITIAL HARDWARE DESIGN FREEZE DATE

         The initial hardare design freeze date for Phase 1 Product shall be
         [               ].  The Article 1 Coordinators may change this date by
         mutual agreement in writing. However, any change of more than 30 days (forward or backward) in the initial hardware design freeze date shall require the concurrence and signatures of the parties' Alliance Managers.


6.  ENHANCEMENTS

    6.1  BASIC ENHANCEMENTS

         Throughout the term of this Article, NCD shall offer to provide to IBM at no

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                              IBM-NCD ALLIANCE AGREEMENT
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         additional charge all Basic Enhancements. Such Basic Enhancements shall be offered to IBM within a reasonable time period prior to the availability of any such Basic Enhancements in NCD's own products to allow IBM to incorporate and make available such Basic
         Enhancements in its Products. Basic Enhancements accepted by IBM shall be deemed Licensed Works.

    6.2  MAJOR ENHANCEMENTS

         Throughout the term of the Article, NCD shall offer to provide to IBM Major Enhancements for a reasonable fee (which may incorporate NCD's costs for third party royalties and other costs incurred by NCD) to be determined in good faith by the parties, and mutually agreed upon in writing, provided that such fees shall be no greater than the lowest charges paid by other NCD customers for such Major Enhancements. Such Major Enhancements shall be offered to IBM within a reasonable time period prior to the availability of any such Major Enhancements in NCD's own products to allow IBM to incorporate and make available such Major Enhancements in its Products. Major Enhancements shall be deemed Licensed Works.

    6.3  CUSTOM ENHANCEMENTS

         Throughout the term of this Article, NCD shall offer to provide to IBM all Custom Enhancements for a reasonable fee to be determined in good faith by the parties and mutually agreed upon in writing. IBM shall own all Custom Enhancements.

    6.4  CATEGORIZING ENHANCEMENTS

         Prior to NCD's commencement of work on any Custom Enhancement, and prior to delivering any Enhancement to IBM, the parties shall describe the Enhancement in writing, and categorize the Enhancement as a Basic, Major, or Custom Enhancement. If the Enhancement is categorized as a Major or Custom Enhancement, the parties shall agree in writing to the compensation to be paid for such Enhancement and the provisions for ongoing maintenance and support of such Enhancements.

    6.5  ENHANCEMENTS CREATED BY IBM

         Prior to creating any Enhancements to Licensed Works during the term of the Alliance Agreement, other than Custom Enhancements, IBM shall describe the

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                              IBM-NCD ALLIANCE AGREEMENT
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         planned Enhancement to NCD and give NCD a reasonable opportunity to offer to provide such Enhancement to IBM under the terms set forth in sections 6.1 and 6.2 above. In the event IBM determines not to obtain the Enhancement from NCD, IBM shall negotiate in good faith with NCD to grant NCD a license back to such Enhancements created by IBM. Nothing in this section shall prevent IBM from also requesting NCD to offer to provide Custom Enhancements, except that IBM shall not be required to negotiate with NCD for the licensing back of such Custom Enhancements.


7.  WARRANTIES

    NCD represents and warrants that Original Deliverables have been or shall be prepared and/or procured by NCD with professional diligence and skill, and will conform to the material specifications and requirements set forth or incorporated in this Alliance Agreement.

    NCD warrants that each Deliverable will perform in accordance with the functional specifications defined in or incorporated into this Article.

    These warranties will survive termination of the Alliance Agreement.

8.  COMPENSATION

    Upon this Alliance Agreement becoming effective, NCD will be paid a
    non-recoverable expense in the amount of $[       ] per month, beginning
    June 15, 1996, up to the time of General Availability of the Phase 1 Product. That NRE will be invoiced to IBM on a monthly basis beginning July 15, 1996 covering the period dating back to the 15th of the previous month. These monthly payments will continue until GA or until the
    cumulative total of all such payments is of $[         ], whichever comes
    first. IBM will pay the invoice within 30 days of receiving it.   The
    final payment will be prorated to the GA date. This NRE is to be used by NCD in the agressive pursuit of the achievement of the milestones set for the Product Development Plan and in recognition of their expenses incurred in early production tooling and ramp-up requirements to meet the IBM and NCD joint development schedules as defined in this Article. Except for this NRE payment and except where expressly stated otherwise in regard to Custom and Major Enhancements, there shall be no additional separate compensation for the work performed pursuant to this Article.


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9.  PRODUCT DEVELOPMENT PLAN

    9.1  SPECIFICATIONS

         NCD and IBM Product specifications will be jointly defined and reviewed by the Product teams covered by this Agreement. Since the intent is to have common IBM / NCD design content on the base Product, these specifications for the Product must be agreed on and monitored closely as to implementation and tradeoffs made throughout the design. Primary vehicle for making that happen is the weekly scheduled IBM / NCD development team conference call, schedule tracking, and work item tracking, managed by the Development Article coordinators. These work item tracking project logs will serve as extensions and clarifications to the Product specification as agreed to therein, and are available for review by both parties.

    9.2  DESIGN

         The Products covered by this Alliance Agreement will be jointly designed by NCD and IBM. NCD and/or IBM may subsequently request design changes based on the results of usability testing, market surveys, and Product Plan Reviews. Development Article coordinators will jointly agree on the design changes based on the merits of the design change for the Product as a whole and as related to each platform.

    9.3  UNIT TEST

         NCD is responsible for performing unit testing. The mission of the unit testing is to verify that the control unit of the Product correctly implements the Product Specification and it's manufacturing quality criteria. This testing will be performed during NCD's and IBM's Engineering Verification Test (EVT) test phase.

    9.4  IBM TESTING

         NCD shall conform with the entry and exit criteria for IBM EVT, RAISE, and MVT as defined in the EVT/RAISE Hardware System Test Process (available from the IBM Development Article I coordinator).



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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 1 DEVELOPMENT

    9.5  INFORMATION PLAN

         NCD will provide IBM Information Development with current specifications and documents that could be used by IBM in generating the IBM publications in support of the Product upon request that provides enough overview, conceptual, reference, how-to, and other detailed information to enable IBM information developers to extract information from it and merge that information into existing IBM Product manuals and on-line help information to support the Product. Examples of types of information to be provided in the source paper are:

                   a)   description of overall service strategy
                   b)   problem isolation procedures
                   c)   reference code descriptions



IN WITNESS WHEREOF, each party has reviewed this Article and each party has executed this Article by signature of its authorized representative.



NETWORK COMMUNICATION DEVICES, INC.      INTERNATIONAL BUSINESS MACHINES
                                         CORPORATION


Signature /s/ Lorraine Hariton           Signature /s/ Bhawnesh C. Mathur
         ------------------------                  ----------------------------

Printed Name   Lorraine Hariton          Printed Name   Bhawnesh C. Mathur
            ---------------------                     -------------------------

Printed Title V.P. of Strategic Accounts  Printed Title Dir. of Procurement,
             ---------------------------  IBM Server Group
                                          -------------------------------------

Date    6/27/96                          Date    June 27th, 1996
    -----------------------------             ---------------------------------



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                             IBBM-NCD ALLIANCE AGREEMENT

                                     NO. 350-148



                                      ARTICLE 2

                                    MANUFACTURING

This Article 2, effective on the date last signed below, is agreed to by Network Computing Devices, Inc., ("NCD"), a corporation of the State of California, with offices located at 350 North Bernardo Avenue, Mountain View, California 94043-4207 and International Business Machines Corporation ("IBM"), a corporation of the State of New York, with offices at 3605 Highway 52 North, Rochester, Minnesota 55901-7829.


                                       RECITALS

A. NCD and IBM have entered into an alliance between them in the area of a network application terminal ("thin client") product.

B. This Article describes, among other things, the terms and conditions under which NCD will custom manufacture a thin client for IBM, including but not limited to forecasting, ordering, quantity, and pricing, and shipping terms and conditions.


1.  ARTICLE COORDINATORS

    1.1  NCD ARTICLE 2 COORDINATOR:

         Randy Wagner
         Manufacturing Project Manager
         Network Computing Devices, Inc.
         350 North Bernardo Avenue
         Mountain View, CA 94043-4207

         TELEPHONE: (415) 919-2756
         TELEFAX:   (415) 961-7774

    1.2  IBM ARTICLE 2 COORDINATOR :

         Michael Heaser
         International Business Machines Corporation
         3605 Highway 52 North

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                              IBM-NCD ALLIANCE AGREEMENT
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         Rochester, MN 55901-7829

         TELEPHONE:  (507) 253-8784
         TELEFAX:  (507) 253-3648

    1.3  DUTIES OF ARTICLE COORDINATORS

         The Article Coordinators will act as overall coordinators for the parties under this Article. Each party will advise the other in writing of any change regarding its Article Coordinator. All communications between the parties regarding this Article shall be conducted through the Article Coordinators.


2.  PRODUCTS

    NCD shall supply Products to IBM. Products to be supplied to IBM under this Alliance Agreement may include NCD's existing EXPLORA products, as well as Products developed under this Alliance Agreement which are generally described in Development-Article 1, and shall be specified in more detail in the Product Specification and Price List (PSPL) which shall be an attachment to this Article. Product descriptions and specifications may be changed from time to time by mutual agreement. NCD will supply such Products according to the terms and conditions of this Article and the PSPL
    attachment.   No changes of any kind shall be made by NCD in the form, fit or function of Products without IBM's prior written consent. However, if either party determines that such changes are necessary for compliance with government-imposed safety requirements, that party will promptly inform the other, and the parties will promptly take the reasonable and necessary steps to implement such changes.

    The parties shall use their best efforts to negotiate and complete the initial PSPL within 30 days after the Initial Design Freeze Date as
    specified in Article 1-Development.   The PSPL shall be amended when the
    Product specifications and/or the Product prices are changed pursuant to this Alliance Agreement.


3.  QUALITY



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                              IBM-NCD ALLIANCE AGREEMENT
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    NCD will ensure that all work performed pursuant to this Article is performed in a professional and competent manner consistent with the highest industry standards and safety practices, and with IBM's specifications, drawings, standards, directions and procedures.

    NCD will ensure that a total management quality system such as the Malcolm Baldridge National Quality Award Criteria, ISO 9000, or equivalent national standard, is maintained for all aspects of the key processes related to performance of work under this Article. NCD will strive to implement and maintain a Product defect level at or below a Six Sigma level. NCD will monitor the steps in all Product-related processes to identify deviations and potential improvements. NCD will employ Statistical Process Control
    (SPC) techniques to ensure that the quality requirements are consistently met by all Product-related processes. Upon request by IBM, NCD will provide IBM written reports and/or numerical data files containing quality information related to the Product manufacturing process. IBM will determine the structure of such reports.

    Upon reasonable notice during NCD's normal business hours, IBM will have the right to review NCD's quality plans and initiatives, assembly methods, manufacturing processes, and production facilities on or off NCD's premises in order to assess their adequacy.


4.  PRICING AND QUANTITIES

    NCD shall make the Product available to IBM at the price determined as set forth below. NCD warrants that pricing of Products does not include taxes and that NCD will not include any sales taxes on any Products purchased by IBM. Upon request, IBM will provide NCD with a valid Reseller's Exemption Certificate for each taxing jurisdiction for which NCD will ship Products.

    4.1  INITIAL PRICE FOR PRODUCTS

         The initial price of the Products shall be determined no later than 30 days after the hardware design freeze date specified in Article 1-Development, and shall be specified in the PSPL. The initial prices of Products shall be determined by adding the B/M cost to a markup amount ("Markup"). The B/M cost shall be determined by actual cost of the components that make up the B/M, including the cost of assembly, test, and delivery of the finished card assembly to NCD or the NCD-

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                              IBM-NCD ALLIANCE AGREEMENT
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         designated assembly point. Upon IBM's written request to do so,
         NCD will utilize a second source for the manufacture of Products, however the B/M cost will be adjusted to reflect any incremental costs associated with obtaining such second source.

         The Markup during the Initial Term of this Alliance Agreement shall be as follows:

         Cumulative Total Products Ordered       Markup
         ---------------------------------       ------

                  [            ]                 $[     ]
             [                 ]                 $[     ]
             [                 ]                 $[     ]
             [                 ]                 $[     ]
             [                 ]                 $[     ]
             [                 ]                 $[     ]

         For purposes of determining the Markup, the cumulative total products ordered according to the above table shall include all Products ordered by IBM during the Initial Term.

         In addition to the price as determined above, NCD may charge IBM for reimbursement of any import duty actually incurred by NCD resulting from the shipment of IBM-ordered Products to any IBM-designated location outside of the United States, provided however, that regardless of the country from which NCD ships the Products, the amount charged shall be no greater than the amount of duties that NCD would have incurred for shipment of the Products from the United States to the same IBM-designated location on the same date, and provided further that NCD may make this charge only to the extent NCD has notified IBM in writing of any such import duty charge prior to IBM's placement of the order to which it applies. Such charge shall be reflected as part of the piece price for Products ordered, and shall be reflected on the same invoice. This shall be IBM's sole obligation for any import duties associated with the shipment of Products.

    4.2  QUARTERLY PRICE REVIEWS AND ADJUSTMENTS

         No less frequently than quarterly after the determination of the initial prices for Products, the Manufacturing Article Coordinators shall meet and review B/M

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         costs and adjust the  Product prices to reflect any changes in such costs. IBM will bear the risk of such cost fluctuations in B/M, and the Product prices shall be adjusted for the full amount of such increase or reduction. However, if IBM can demonstrate that a lower cost for one or more components of the B/M is available to NCD, the Product prices for Products containing such component(s) shall be determined using that lower cost, unless NCD can demonstrate to IBM after a reasonable inquiry that the component cannot be obtained from a supplier offering competitive lead times and comparable quality.
         The new prices for Products shall take effect on a schedule mutually agreed by the parties, taking into consideration the lead times of the components on which such price changes are based and NCD's current inventory of, and contractual commitments to purchase, such components based on IBM's forecasts , but in no case shall the price adjustment take effect later than 90 days after the determination is made. In the event of a significant price change occuring between quarterly reviews, the parties shall discuss in good faith an accelerated change in Product prices to reflect the change.

    4.3  MINIMUM ORDER QUANTITY

         There shall be a minimum order quantity of [       ] Products during
         the Initial Term of the Alliance Agreement which shall apply only if no notice of termination of the Alliance Agreement has been provided prior to (a) March 30, 1997, or (b) General Availability (GA) of Products, whichever is earlier. If this minimum order quantity is
         triggered and IBM has failed to order [       ] Products by the
         expiration of the Initial Term through no fault of NCD, then IBM shall
         pay NCD a cancellation charge of $[   ] for each unit of the [       ]
         minimum order quantity not ordered. This cancellation charge shall be NCD's full and exclusive remedy in the event IBM has failed to order
         [       ] Products during the Initial Term.  All IBM orders of Products
         (whether NCD's existing EXPLORA products or enhanced or derivative versions thererof) during the Initial Term shall be applied against this minimum order quantity, including those units ordered prior to
         the trigger date described above.   Unless the parties agree in
         writing to a different payment schedule for such cancellation charge, NCD shall invoice IBM for the full cancellation charge no later than 30 days after the Initial Term, and IBM shall remit payment on NCD's invoice no later than 60 days after expiration of the Initial Term.

         IBM's obligations in this section shall cease upon IBM's termination of the

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         Alliance Agreement for cause.  If IBM terminates this Alliance
         Agreement without cause after the minimum order quantity obligation has been triggered, then the full cancellation charge of $[  ] for each
         unit of the [       ] minimum order quantity not ordered by IBM as of
         the date such termination without cause is effective shall become due and owing by IBM. If IBM terminates for cause, no such payment shall be due. NCD shall invoice IBM for such payment no later than 30 days after the effective date of the termination, and IBM shall pay the invoice no later than 60 days after receiving it.


5.  INVOICING AND PAYMENT

    NCD will invoice IBM upon shipment of Product to IBM's facilities. Unless otherwise specified in writing by the parties, IBM shall make payment on undisputed invoices within 30 days from receipt of the invoice provided such invoices have been transmitted electronically in accordance with the parties' Electronic Data Interchange (EDI) Agreement. For undisputed invoices delivered through non-electronic means, IBM shall pay such invoices within 45 days of receipt of the invoice. In the event payment is not received within such period, NCD will notify IBM and IBM will make prompt payment of the amount due. IBM will notify NCD of any dispute regarding an invoice no later than the date payment of the invoice would otherwise be due. IBM's repeated and substantial failure to pay undisputed invoices when due may be treated by NCD as a material breach.


6.  WORK AUTHORIZATION LOGISTICS

    NCD will deliver Products as specified in WAs. The agreed to lead time for IBM to issue WAs prior to delivery shall be 30 days. NCD agrees to cooperate and use best efforts for cases where IBM requests a shorter lead-time. If NCD requires an additional charge to cover added cost for fulfilling IBM's orders on a shorter lead time, NCD shall inform IBM of such charge in writing before NCD accepts such an order. Any increase in the agreed to lead-time must have IBM's prior written approval. The parties specifically contemplate that a longer lead time may be necessary for the ramp up of volumes for initial availability of the Products, and agree to negotiate a schedule for such ramp up volumes.

    IBM shall provide a 12 month rolling estimated forecast, updated on a monthly basis, for

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    any quantities of Product that may be required.  The first three months of a given forecast shall be binding only to the extent that each of the first three months of the forecast may vary from the previous month's forecast by no more than the following amounts:

         Month 1:    +/- [  ]%
         Month 2:    +/- [  ]%
         Month 3:    +/- [  ]%

    For example, if a forecast is issued on January 1 showing requirements for
    [   ] units each month in March, April, and May, IBM may order from [  ] to
    [   ] units on February 1 for delivery on March 1.  The forecast for April
    may be adjusted to [      ] units, and the May forecast may be adjusted to
    [      ] units. This process and the applicable percentages of allowable variance will continue to roll each month with the forecast. There will be no premiums or penalties for Products ordered within these parameters.

    The remaining portion of any given forecast (beyond 3 months) shall be completely preliminary and non-binding.

    Upon termination of this Article, NCD shall cease production of all Products ordered. If IBM terminates without cause, IBM shall be responsible for paying NCD for all finished Products which have been ordered by IBM through WAs issued prior to the date the notice of termination is provided and which have actually been produced by NCD. In addition, the parties will negotiate in good faith IBM's reimbursement to NCD for the cost of any components and work-in-process associated with IBM's binding portion of the latest forecast that NCD or its supplier cannot utilize. All such Products, components, and work-in-process paid for by IBM are the sole property of IBM, and upon termination the disposition of all such IBM property shall be in accordance with IBM's written instructions.


7.  DELIVERY LOGISTICS

    7.1  DELIVERY POINT

         All references to delivery as it applies to this Article shall mean delivery to IBM locations that may be specified by IBM in a WA or separate document.

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         The delivery point shall be F.O.B. IBM Location.

    7.2  ON -TIME DELIVERY

         Products must be delivered on the dates specified in WAs. If NCD will be late in meeting a scheduled delivery date by more than one business day, NCD shall promptly notify IBM of NCD's revised delivery date and IBM may, at its option, without limitation (i) cancel Products not delivered without charge, (ii) buy elsewhere, or make, and charge NCD any cost differential, subject to IBM's duty to reasonably mitigate its damages, and (iii) charge NCD for any premium shipping and handling costs incurred as a result of the late delivery, subject to IBM's duty to reasonably mitigate its damages. NCD shall not deliver Products to IBM more than 2 days earlier than the
         designated shipment date without IBM's prior written approval.   NCD's
         repeated or substantial failure to meet its scheduled delivery dates may be treated by IBM as a material breach of the Alliance Agreement. In any case in which NCD is unable to timely deliver Products ordered by IBM, such orders shall be credited to IBM's minimum order quantity requirement as specified in section 4.3.


8.  TOOLING

    NCD shall be responsible for acquiring and maintaining production-level Tooling required to perform its obligations under this Article. In the event that retooling is required after NCD has acquired such production-level tooling solely due to an IBM mechanical design change, then IBM will be responsible for providing the new Tooling, and will own such new Tooling. NCD shall be responsible for acquiring any replacement Tooling when such replacement Tooling is necessary at the Tooling's end of life. In the event NCD ceases manufacturing Products for IBM for any reason other than IBM's termination without cause, IBM shall have the right to immediately purchase Tooling owned by NCD at the Tooling's fair market value based on its usage to date. In the event any such Tooling is in the possession of a third-party, NCD shall ensure that there are agreements in place with such third parties which allow such third parties to utilize such tooling to continue supplying IBM with Products or Product components pending completion of the sale. This obligation shall survive termination of the Alliance Agreement.



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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 2 MANUFACTURING

9.  PACKAGING FOR SHIPMENT TO IBM

    In packaging Products for shipment, NCD will take the necessary precautions to ensure maximum protection of Product from damage due to rough handling and any other hazard which might occur in transit.

    In addition, NCD will package all Products to conform with IBM's document no. GA 21-9261-10 titled "Packaging and Handling - Supplier and Interplant Requirements," which shall be an attachment to this Article.


10. ELECTRONIC DATA INTERCHANGE

    NCD and IBM shall handle manufacturing transactions in accordance with the IBM Electronic Data Interchange (EDI) Agreement, which shall be an attachment to this Article. NCD will implement all required EDI capabilities no later than initial GA of the Products.


11. DEMONSTRATION AND DEVELOPMENT VERSIONS OF PRODUCTS

    During the Initial Term of this Alliance Agreement, NCD shall provide IBM,
    at no charge, up to [         ] Products for demonstration and development
    purposes. Such demonstration and development Products may be requested from time to time by IBM in the quantities and versions (whether Base Products or Added Feature Products) that IBM chooses, so long as the cumulative total of such Products requested by IBM does not exceed [ ]. NCD shall inform IBM in writing when the total development and demonstration allotment has been exhausted. This development and demonstration allotment shall not be counted against IBM's minimum order quantity.


12. NCD'S REPRESENTATIONS/WARRANTIES

    12.1 REPRESENTATIONS AND WARRANTIES

         In addition to the representations and warranties set forth in the Base Agreement,

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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 2 MANUFACTURING

         NCD represents and warrants: (i) NCD's performance of this Article will not violate the terms of any license, contract, note or other obligations to which NCD is a party, or any statute, law, regulation or ordinance to which NCD is subject, including without limitation, all health, safety and environmental statutes, laws, regulations and ordinances; (ii) no claim, lien or action is pending or threatened against NCD or its suppliers, Subsidiaries, affiliates, or parent company that would interfere with IBM's, its Subsidiaries', Distributors', or customers' use of Products; (iii) the Products do not infringe any patent, trademark, copyright or other intellectual property rights of a third party in the geographic territories specified in section 10 ("Indemnification") of the Base Agreement, and NCD is not aware of any such infringement in any other areas; (iv) none of the Products contain nor are any of the Products manufactured using ozone depleting substances including, without limitation, chlorofluorocarbons, halons, methyl chloroform and carbon tetrachloride; (v) each of the Products is safe for its intended use, and (vi) all Products provided to IBM under this Agreement are new and do not contain anything used or reconditioned.

         The warranties in this section 12.1 shall survive termination of the Alliance Agreement.

    12.2 PRODUCT WARRANTY

         NCD warrants that all Products provided to IBM are free from defects in design (except for designs provided by IBM), material, workmanship, and will conform to all Product specifications and quality requirements.

         NCD shall, at NCD's option, repair or replace Products that do not conform to this warranty, and that are returned to NCD by IBM or IBM's customer within the earlier of : (a) 1 year after the date of purchase as indicated by documented proof of the customer's purchase date submitted to NCD by IBM, IBM's Distributor, or the customer, or (b) 1 year plus 120 days after the date of NCD's shipment of the Product to IBM. Such repair or replacement shall be made and shipped back by NCD within 7 business days after NCD receives the nonconforming Product. Repair or replacement shall be at no charge to IBM or the customer. Unless a different return shipment destination is specified, NCD shall ship the repaired Product, or the replacement Product, to the IBM location or the customer location from which the non-conforming Product was shipped to NCD. The customer or

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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 2 MANUFACTURING

         IBM shall be responsible for shipping the product to NCD, and NCD shall be responsible for shipping back the repaired or replacement Product. NCD shall specify whether the Product it returns has been repaired or is a replacement Product.

         Prior to initial GA of the Products, IBM and NCD shall negotiate in good faith regarding any additional administrative or logistical details associated with fulfilling warranty obligations. In addition, IBM and NCD may agree to extend the warranty period for an additional two years beyond the warranty period described in the preceding paragraph for a mutually agreed-upon charge.


13. IBM'S RIGHT TO UTILIZE OTHER MANUFACTURING SOURCES

    If IBM markets Products during the Initial Term of this Alliance Agreement, IBM shall utilize NCD for the supply of at least [ ]% of the volume of Products, provided:

         1. NCD has not breached this Article, or any other part of the Alliance Agreement, and;

         2. IBM reasonably determines that NCD has consistently shipped Products that conform to all Product specifications in a timely manner according to IBM's forecasts and WAs, and;

         3. IBM reasonably determines that the Product supplied by NCD is competitive regarding price (excluding Markup), performance, quality, function, features and technology.


14. IBM'S RENEWAL OBLIGATION/RIGHTIBM'S

    14.1 IBM'S OBLIGATION TO RENEW

         In the event IBM continues to market Products after expiration of the Initial Term of the Alliance Agreement and the conditions listed below have been satisfied, this Article shall remain in effect for an additional two years unless terminated earlier


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         pursuant to the Base Agreement.  The initial Markup for Products supplied to IBM by NCD during the renewal term shall be calculated based on the cumulative total Products ordered by IBM during the term of the Alliance Agreement.

         IBM shall utilize NCD for the supply of at least [            ] units
         of its volume of Products, whichever is less, during the first year of
         such renewal term, and for the supply of at least [             ] units
         of its volume of Products, whichever is less, for the second year of the renewal term, provided:

         1. NCD has not breached this Article, or any other part of the Alliance Agreement, and;

         2. IBM reasonably determines that NCD has consistently shipped Products that conform to all Product specifications in a timely manner according to IBM's forecasts and WAs, and;

         3. IBM reasonably determines that the Product supplied by NCD is competitive regarding price (excluding Markup), performance, quality, function, features and technology.

    14.2 IBM'S RIGHT TO RENEW

         If IBM chooses to renew the Alliance Agreement for an additional two years (through December 31, 2000) under the terms of the Base Agreement, then during the renewal term the provisions of section
         14.1 of this Article shall apply.

    14.3 NO MINIMUM ORDER QUANTITY DURING RENEWAL TERM

         There shall be no minimum order quantity required of IBM during the renewal term.


15. ROYALTIES FOR PRODUCTS NOT SUPPLIED BY NCD

    For each Product that is supplied to IBM by a party other than NCD prior to
    December 31, 2000, IBM shall pay to NCD a royalty of [           ]
    ($[     ]). This royalty shall not

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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 2 MANUFACTURING

    apply to the extent the supply of Products by a third party is necessary due to NCD's failure to meet delivery schedules, NCD's failure to meet quality obligations, or due to events described in the Force Majeure section of this Alliance Agreement. Nor shall this royalty apply to IBM's
    acquisition or manufacture of up to [      ] Products (1) for IBM's own
    internal use, or (2) for limited shipments by IBM for the purpose of early testing, development-level evaluation and similar early-ship programs prior to the General Availability of such Products.

    No later than 30 days after the end of each calendar quarter in which such Products have been supplied to IBM by a third party, IBM shall submit a statement to NCD showing the number of units of Products supplied by third parties. NCD shall submit an invoice to IBM for the royalty as set forth in this section, and IBM shall pay the invoice in accordance with section 5 of this Article.

    After December 31, 2000, IBM's license to Licensed Work that consists of Code delivered by NCD pursuant to Phase 1 and Phase 2 of Development as described in Article 1-Development shall be fully paid up as of that date. This shall not include Code contained within Major Enhancement or Custom Enhancements for which NCD and IBM have agreed to a different payment arrangement. Nothing herein shall require IBM to pay royalties to NCD on IBM products or offerings other than the Products. The royalty obligations under this section shall cease upon IBM's termination of the Alliance Agreement with cause, but shall continue until December 31, 2000 in the event IBM terminates the Alliance Agreement without cause prior to that date.


16. MOST FAVORED CUSTOMER

    The prices provided by NCD to IBM under this Agreement should not exceed those offered to other customers purchasing similar products or services in like or lesser quantities under similar terms and conditions. If NCD offers prices to other customers which are lower than those offered to IBM in like or lesser quantities under similar terms and conditions during the same time period, then those prices shall become available to IBM at the time of their availability to that other customer. IBM and NCD shall maintain the confidentiality of prices provided to IBM.



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                              IBM-NCD ALLIANCE AGREEMENT
                                ARTICLE 2 DEVELOPMENT

IN WITNESS WHEREOF, each party has reviewed this Article and each party has executed this Article by signature of its authorized representative.



NETWORK COMMUNICATION DEVICES, INC.           INTERNATIONAL BUSINESS MACHINES
                                              CORPORATION



Signature /s/ Lorraine Hariton                Signature /s/ Bhawnesh C. Mathur
         --------------------------------               -----------------------

Printed Name Lorraine Hariton                 Printed Name  Bhawnesh C. Mathur
            -----------------------------                  --------------------

Printed Title  V.P. of Strategic Accounts     Printed Title  Dir. of
             ----------------------------     Procurement, IBM Server Group
                                              ---------------------------------

Date     6/27/96                              Date     June 27, 1996
    -------------------------------------          ----------------------------



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                                                         ARTICLE 2-PAGE 14 of 15

                              IBM-NCD ALLIANCE AGREEMENT

                                     NO. 350-148



                                      ARTICLE 3

                           PRODUCT SUPPORT AND MAINTENANCE

                              IBM-NCD ALLIANCE AGREEMENT
                      ARTICLE 3 PRODUCT SUPPORT AND MAINTENANCE


This Article 3, effective on the date last signed below, is agreed to by Network Computing Devices Corporation ("NCD"), a corporation of the State of California, with offices located at 350 North Bernardo Avenue, Mountain View, California 94043-4207 and International Business Machines Corporation ("IBM"), a corporation of the State of New York, with offices at 3605 Highway 52 North, Rochester, Minnesota 55901-7829.


                                       RECITALS

A. NCD and IBM have entered into an alliance between them in the area of an IBM network application terminal ("thin client") Product.

B. This Article describes , among other things, the terms and conditions related to product support and maintenance for the Product.


1.  ARTICLE COORDINATORS

    1.1  NCD ARTICLE 3 COORDINATOR

         Barry Davis
         Network Computing Devices, Inc.
         350 North Bernardo Avenue
         Mountain View, CA 94043-4207

         TELEPHONE: (415) 919-2747
         TELEFAX:   (415) 961-7774

    1.2  IBM ARTICLE 3 COORDINATOR

         Chuck Pavesich
         International Business Machines Corporation
         3605 Highway 52 North
         Rochester, MN 55901-7829

         TELEPHONE: (507) 253-7648
         TELEFAX:   (507) 253-4901


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                              IBM-NCD ALLIANCE AGREEMENT
                      ARTICLE 3 PRODUCT SUPPORT AND MAINTENANCE


    1.3  DUTIES OF ARTICLE COORDINATORS

         The Article Coordinators will act as overall coordinators for the parties under this Article. Each party will advise the other in writing of any change regarding its Article Coordinator.


2.  LEVEL 3 SUPPORT RESPONSIBILITIES

    In addition to the Product warranties found elsewhere in this Alliance Agreement, NCD shall provide Level 3 support for Deliverables and Products. Level 3 support is the support IBM provides its customers after the first two levels of support, Levels 1 and 2, have been exhausted. This support will involve the determination of whether there is a defect (patent or latent), error or other problem ("Defects") with the Product or Deliverables. These will include both problems actually reported by IBM's customers ("APARs"), as well as problems discovered internally by IBM and reported to NCD ("PTRs").

    Level 3 support shall be conducted so that IBM is the single point of contact for customer-reported problems. Unless requested by IBM in particular situations, NCD will have no direct contact with the customer, and will receive support requests only through IBM support representatives after reasonable efforts to resolve the problem using IBM resources have been exhausted.

    The IBM support representatives will determine which Defects appear to be related to Deliverables provided under this Alliance Agreement and, after exhausting IBM internal resources, will contact NCD for further diagnosis and correction if the Defect appears to be related to such Deliverables, including Code as well as Firmware. Upon notification of a Defect identified by IBM, NCD will be responsible for isolating and correcting all reported or discovered Defects with the Deliverables, and providing responses and corrections to IBM in accordance with the parameters set forth below:

         SEVERITY LEVEL 1 DEFECT REPORTS

         Severity Level 1 (SL1) is for reported Defects that result in an emergency condition that can cause critical impact to a customer or to an IBM delivery schedule. Defect reports classified by IBM as SL1 require immediate and

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                              IBM-NCD ALLIANCE AGREEMENT
                      ARTICLE 3 PRODUCT SUPPORT AND MAINTENANCE

         sustained work until the problem is solved.   NCD shall work with IBM
         around the clock to provide a correction for the SL1 Defect, and shall use its best efforts to complete the correction within 24 hours of the earlier of NCD discovering the SL1 Defect or being informed of the possible SL1 Defect, unless the parties agree that a different time schedule is appropriate in light of the circumstances of the Defect report.

         SEVERITY LEVEL 2 DEFECT REPORTS

         Severity Level 2 (SL2) is for reported Defects that significantly affects an IBM schedule or that make the performance or continued performance of any feature or function difficult and that cannot easily be circumvented or avoided on a temporary basis by the end user ("Severity Level 2 Defect" or "SL2 Defect"). NCD shall use its best efforts to provide corrections within 7 days of the earlier of NCD discovering the SL2 Defect or being informed of the possible SL2 Defect, unless the parties agree that a different time schedule is appropriate in light of the circumstances of the Defect report.

         SEVERITY LEVEL 3 DEFECT REPORTS

         Severity Level 3 (SL3) is for reported Defects that are not critical in that performance can be continued without difficulty or loss of data by circumvention or avoidance by the end user ("Severity Level 3 Defect" or "SL3 Defect"). NCD shall use its best efforts to provide corrections within 14 days of the earlier of NCD discovering the SL3 Defect or being informed of the possible SL3 Defect, unless the parties agree that a different time schedule is appropriate in light of the circumstances of the Defect report.

         SEVERITY LEVEL 4 DEFECT REPORTS

         Severity Level 4 (SL4) is for reported Defects that are minor which can easily be avoided or circumvented by the end user ("Severity Level 4 Defect" or "SL4 Defect"). NCD shall use best efforts to provide corrections within 21 days of the earlier of NCD discovering the SL4 Defect or being informed of the possible SL4 Defect, unless the parties agree that a different time schedule is appropriate in light of the circumstances of the Defect report.

    Repeated and substantial failure by NCD to provide corrections according to the deadlines set forth above may be considered by IBM to be a material breach of the Alliance

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                              IBM-NCD ALLIANCE AGREEMENT
                      ARTICLE 3 PRODUCT SUPPORT AND MAINTENANCE

    Agreement.

    In the event the parties determine that a correction cannot be completed within the time deadlines set forth above, the parties will mutually agree to a time frame in which such correction will be completed.

    IBM shall be responsible for providing NCD all available Defect information, including reproduction of Defect symptoms and conditions if available and feasible.

    Once a correction is determined and developed for the Defect, NCD will ensure that the correction is tested, and that there is no other additional Defects that are created as a result of the implementation of the correction. NCD will also ensure that the implementation of this correction is included in all other Product and Derivative Works on the current and subsequent releases to prevent recurrence.

    NCD shall provide IBM with defect support contacts and phone numbers that are available 24 hours per day, 7 days per week for Severity Level 1 Defect reports. IBM will utilize this 24/7 coverage as necessary for problems that IBM classifies as critical (Severity Level 1 Defects). IBM contact with NCD for less severe problems (Severity Level 2, 3, and 4 Defects) will be NCD's normal business hours (8 a.m. to 5 p.m.).

    If IBM desires NCD to provide direct customer support for any of it's segments, this may be negotiated for a separate fee.

    NCD is responsible for its own expenses in diagnosing and fixing the Defects reported to NCD.


3.  EDUCATION REQUIREMENTS

    During the term of this Alliance Agreement, NCD shall provide education classes to IBM Personnel in IBM Level 2 and Level 3 support centers sufficient to provide such Personnel with competence in providing customer service and support for the Products and Deliverables. Such instruction shall include one class in the United States, one class in IBM's Europe-Middle East-Africa sales geography (EMEA), and one class in IBM's Asia-Pacific geography (AP). Such classes shall be conducted at upon schedules requested by IBM and agreed to by NCD. Class content shall be mutually agreed to by NCD and IBM. NCD shall be responsible for payment for instructor time and all expenses for class materials and preparation for such classes. IBM will reimburse NCD for

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                              IBM-NCD ALLIANCE AGREEMENT
                      ARTICLE 3 PRODUCT SUPPORT AND MAINTENANCE

    reasonable travel and lodging expenses incurred by NCD Personnel in teaching such classes in accordance with IBM's standard travel expense guidelines to be supplied to NCD by IBM. IBM may request additional classroom instruction during the term of the Alliance Agreement, but NCD shall be paid on a reasonable fee basis, and reimbursed for all reasonable expenses for conducting such classes.


4.  MAINTENANCE MODIFICATIONS

    Throughout the term of this Article, NCD shall offer to provide to IBM at no additional charge all Maintenance Modifications. Such Maintenance Modifications shall be offered to IBM within a reasonable time period prior to the availability of any such Maintenance Modifications in NCD's own products to allow IBM to incorporate and make available such Maintenance Modifications in its Products. Maintenance Modifications developed and offered by NCD and accepted by IBM shall be deemed Licensed Works.

    In the event IBM creates Maintenance Modifications to the Licensed Works during the term of this Article, IBM shall offer such Maintenance Modifications to NCD upon, or within a reasonably prompt time period after, the availability of such Maintenance Modification in IBM's Products. IBM grants NCD a worldwide, paid up copyright license to use, execute, reproduce, display, perform, transfer, market, distribute, and to make Derivative Works of, such Maintenance Modifications offered by IBM and accepted by NCD.


5.  ADDITIONAL IMPLEMENTATION DETAILS

    Detailed procedures for implementing the hardware and software service and support described by this Article, including but not limited to procedures for on-site and remote Defect determination, testing of Defect corrections, and delivery of Defect corrections, shall be discussed by the parties prior to GA, and any such implementation details agreed to shall be considered attachments to this Article. The parties recognize that their may be a separate set of detailed procedures for each IBM product division utilizing NCD for support and maintenance of the Products and Deliverables.


6.  TERM AND TERMINATION

    Unless otherwise agreed by the parties, NCD's obligations under this Article shall cease at the earlier of: (1) one year after IBM ceases marketing all Products, or (2) termination of the Alliance Agreement. If IBM desires NCD to provide product support and maintenance under this Article beyond such date, the parties will negotiate in good faith

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

                              IBM-NCD ALLIANCE AGREEMENT
                      ARTICLE 3 PRODUCT SUPPORT AND MAINTENANCE

    for a fee for such services that is based on NCD's expenditure of time and materials in providing such services.


IN WITNESS WHEREOF, each party has reviewed this Article and each party has executed this Article by signature of its authorized representative.



NETWORK COMMUNICATION DEVICES, INC.         INTERNATIONAL BUSINESS MACHINES
                                            CORPORATION



Signature /s/ lorraine hariton               Signature /s/ Bhawnesh C. Mathur
         --------------------------------             ------------------------
Printed Name  Lorraine Hariton              Printed Name  Bhawnesh C. Mathur
            -----------------------------                ---------------------
Printed Title  V.P. of Strategic Accounts   Printed Title Dir. of Procurement,
             ----------------------------   IBM Server Group
                                            ----------------------------------

Date     6/27/96                            Date     June 27, 1996
    -------------------------------------        -----------------------------



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